SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2002

ZONES, INC.

(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer of
incorporation or organization)		Identification Number)

707 South Grady Way, Renton, Washington 98055-3233

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:               (425) 430-3000

Item 5.  Other Events.

On June 6, 2002, Zones, Inc. (the “Company”) announced that its Chairman and Chief Executive Officer, Firoz H. Lalji, filed a Schedule 13D announcing his purchase of an additional 1,651,000 shares of the Company’s common stock in a private transaction and his acquisition of beneficial ownership of 92,800 shares of the Company’s common stock in various open market transactions, bringing his total beneficial ownership of the Company’s common stock to 6,799,000.  Mr. Lalji also indicated in his Schedule 13D that he intends, subject to market conditions, applicable insider trading restrictions and other factors, to purchase additional shares of Zones common stock in the open market and in private transactions at such times and prices as he considers attractive (while reserving the right to dispose of shares from time to time).

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release, dated June 6, 2002

A copy of the Company’s press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: June 6, 2002	/s/ Firoz H. Lalji

	By:	Firoz H. Lalji
	Its:	Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

99.1	Press Release, dated June 6, 2002